UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2012

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 11, 2012, ValueVision Media, Inc. (f/k/a Value Vision International, Inc.) (the “Company”) entered into Amendment No. 3 (“Amendment No. 3”) to its Trademark License Agreement dated as of November 16, 2000 with NBCUniversal Media, LLC (f/k/a NBC Universal, Inc. and National Broadcasting Company, Inc.) (“NBCUniversal”), as amended by Amendment No. 1 to Trademark License Agreement dated March 28, 2007 and Amendment No. 2 to Trademark License Agreement dated November 17, 2010 (as amended, the “License Agreement”).  Amendment No. 3, among other things, extends the term of the License Agreement through January 31, 2014 in consideration for the payment by the Company to NBCUniversal of (a) four million dollars ($4,000,000) upon execution of Amendment No. 3, and (b) two million eight hundred thirty thousand dollars ($2,830,000) on May 15, 2013.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title
10.1	Amendment No. 3 to the Trademark License Agreement dated May 11, 2012 between ValueVision Media, Inc. and NBCUniversal Media, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 15, 2012	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President, General Counsel